EXHIBIT 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Fourth Quarter and Full Year 2013

FARMINGTON HILLS, Mich., Feb. 11, 2014 (GLOBE NEWSWIRE) -- Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three and twelve months ended December 31, 2013.

2013 HIGHLIGHTS:

  Grew Operating Funds from Operations ("Operating FFO") 13% to $1.17 per diluted share.
  Increased same-center net operating income ("NOI") by 3.0%.
  Signed 338 leases generating comparable leasing spreads of 8.2%.
  Achieved core portfolio leased occupancy of 96.0%.
  Acquired 17 high quality, multi-anchored shopping centers for $566.5 million; sold $35.4 million of non-core assets.
  Commenced the first phase of the 96.0% leased Lakeland Park development in Lakeland, Florida.
  Increased total market capitalization to approximately $2.0 billion.
  Improved net debt to EBITDA to 6.3x.

"Our outstanding 2013 financial and operating results reflect our focus on owning a high-quality shopping center portfolio and maintaining a strong balance sheet. The Company's 2013 results cap an exceptional five-year track record as one of the top performing shopping center REITs for total shareholder return," said Dennis Gershenson, President and Chief Executive Officer. "Our ability to lease to best-in-class retailers, acquire attractive properties in growing markets, and execute on value-add redevelopment, expansion, and development opportunities position us to continue to deliver superior results in 2014 and beyond."

FINANCIAL RESULTS:

For the three months ended December 31, 2013, the Company reported:

  Operating FFO of $21.3 million, or $0.29 per diluted share, compared to $13.4 million, or $0.27 per diluted share for the same period in 2012.
  Funds from Operations ("FFO") of $20.6 million, or $0.28 per diluted share, compared to $12.3 million, or $0.24 per diluted share for the same period in 2012.
  Net loss available to common shareholders of $(7.0) million, or $(0.11) per diluted share, compared to $(0.2) million, or $(0.01) per diluted share for the same period in 2012. The net loss for the quarter is attributable to a provision for impairment of $9.7 million, or $0.15 per diluted share, compared to a provision for impairment of $1.4 million, or $0.03 per diluted share in the comparable period.

For the twelve months ended December 31, 2013, the Company reported:

  Operating FFO of $80.5 million, or $1.17 per diluted share, compared to $49.0 million, or $1.04 per diluted share for the same period in 2012.
  FFO of $79.9 million, or $1.16 per diluted share, compared to $47.8 million, or $1.02 per diluted share for the same period in 2012.
  Net income available to common shareholders of $3.7 million, or $0.06 per diluted share, compared to a net loss of $(0.05) million or $(0.00) per diluted share for the same period in 2012.

Operating FFO is FFO adjusted for provision for impairment on land available for sale and for gain or loss on extinguishment of debt, including the Company's share of these items at joint ventures.

OPERATING RESULTS:

  Fourth quarter same-center NOI increased by 3.8% and full-year same-center NOI increased 3.0%, compared to the same periods in 2012.
  Core portfolio leased occupancy, including leases signed but not yet commenced, increased 140 basis points to 96.0% at December 31, 2013, compared to 94.6% at December 31, 2012.
  Core portfolio average base rent increased to $12.35 at December 31, 2013, compared to $11.54 at December 31, 2012.
  During 2013 the Company signed 338 leases encompassing approximately 1.7 million square feet at comparable rental growth of 8.2%, including 61 leases totaling approximately 0.3 million square feet signed during the fourth quarter at comparable rental growth of 7.6%.

BALANCE SHEET METRICS:

  Net debt to total market capitalization improved to 38.3% as of December 31, 2013, compared to 40.7% as of December 31, 2012.
  Net debt to EBITDA improved to 6.3x as of December 31, 2013, compared to 6.6x as of December 31, 2012.
  Interest coverage improved to 3.7x and fixed charge coverage improved to 2.7x as of December 31, 2013, compared to 3.2x and 2.2x, respectively, as of December 31, 2012.
  The Company's unencumbered operating real estate, as valued under its credit agreements, grew to approximately $1.3 billion as of December 31, 2013, compared to $0.8 billion as of December 31, 2012.

INVESTMENT ACTIVITY:

Acquisitions and Dispositions

During 2013, the Company acquired $566.5 million of high-quality shopping centers in the target markets of Chicago, St. Louis, Milwaukee, and Cincinnati, including $120.4 million in fourth quarter acquisitions:

  Deerfield Towne Center, a 461,000 lifestyle/community shopping center located in Mason (Cincinnati), Ohio anchored by Whole Foods, Bed, Bath & Beyond, Dick's Sporting Goods, Regal Theater, and buy buy Baby was acquired for $96.5 million.
  Deer Creek Shopping Center, a 208,000 community shopping center located in Maplewood (St. Louis), Missouri anchored by Marshalls, Ross Dress for Less, buy buy Baby, and Jo Ann Fabrics and Crafts was acquired for $23.9 million.

Also in 2013, the Company sold $35.4 million of non-core assets including the fourth quarter sale of Beacon Square, a 51,000 square foot Staples anchored shopping center located in Grand Haven, Michigan for $8.6 million.

Development and Redevelopment

During 2013, the Company commenced the development of Phase I of the Lakeland Park Center, a 210,000 square foot shopping center project located in Lakeland, Florida, anchored by Dick's Sporting Goods, PetSmart, Ross Dress for Less, and Floor and Décor. The development is 96.0% leased and is slated to open in the fourth quarter of 2014. Also in 2013, the Company completed Phase I of the Parkway Shops development anchored by Dick's Sporting Goods, Marshalls, and ULTA Beauty. The center is currently 100% leased and occupied.

At December 31, 2013, the Company had five redevelopment projects underway with a projected total cost of $34.9 million and an estimated average return on investment of 8% to 11%.

FINANCING ACTIVITY:

During the fourth quarter, the Company issued 4.5 million shares through an underwritten public offering generating approximately $71.6 million in gross proceeds. The Company also issued approximately 0.6 million shares through its at-the-market equity program resulting in gross proceeds of approximately $9.0 million.

Also during the quarter, the Company expanded and amended a bank term loan due in 2020 by $25 million. It also entered into swap agreements that locked in the interest rate on the new financing at 3.90% at the Company's current leverage level.

DIVIDEND:

During the fourth quarter, the Company declared a common share dividend of $0.1875 per share for the period of October 1, 2013 through December 31, 2013 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on January 2, 2014 to shareholders of record on December 20, 2013. The Operating FFO payout ratio was 64.7%.

2014 GUIDANCE:

The Company has affirmed its 2014 guidance for Operating FFO of $1.20 to $1.26 per diluted share, based on the following:

  An increase in same-center net operating income of 3% - 4%.
  A projected year-end core portfolio leased occupancy of between 95% - 96%.
  Gains on land sales of $3 - $4 million, or $0.04 - $0.05 per diluted share.

The Company's 2014 Operating FFO guidance does not include the effect of any potential acquisitions and dispositions.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter/year-end 2013 conference call on Wednesday, February 12 , 2014, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID # 13574784), for one week.

SUPPLEMENTAL MATERIALS:

The Company's quarterly financial and operating supplemental is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of multi-anchor shopping centers in strategic metropolitan markets throughout the Eastern, Midwestern and Central United States.  At December 31, 2013, the Company owned and managed a portfolio of 80 shopping centers and one office building with approximately 15.9 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee. At December 31, 2013, the Company's core operating portfolio was 96.0% leased. Additional information regarding the Company is available via the corporate website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company's expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2013	2012
ASSETS
Income producing properties, at cost:
Land	$ 284,686	$ 166,500
Buildings and improvements	1,340,531	952,671
Less accumulated depreciation and amortization	(253,292)	(237,462)
Income producing properties, net	1,371,925	881,709
Construction in progress and land held for development or sale	101,974	98,541
Net real estate	1,473,899	980,250
Equity investments in unconsolidated joint ventures	30,931	95,987
Cash and cash equivalents	5,795	4,233
Restricted cash	3,454	3,892
Accounts receivable, net	9,648	7,976
Other assets, net	128,521	72,953
TOTAL ASSETS	$ 1,652,248	$ 1,165,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable:
Senior unsecured notes payable	$ 365,000	$ 180,000
Mortgages payable	333,049	293,156
Unsecured revolving credit facility	27,000	40,000
Junior subordinated notes	28,125	28,125
Total notes payable	753,174	541,281
Capital lease obligation	5,686	6,023
Accounts payable and accrued expenses	32,026	21,589
Other liabilities	48,593	26,187
Distributions payable	14,809	10,379
TOTAL LIABILITIES	854,288	605,459

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of December 31, 2013 and December 31, 2012	$ 100,000	$ 100,000
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 66,669 and 48,489 shares issued and outstanding as of December 31, 2013 and 2012, respectively	667	485
Additional paid-in capital	959,183	683,609
Accumulated distributions in excess of net income	(289,837)	(249,070)
Accumulated other comprehensive income (loss)	84	(5,241)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	770,097	529,783
Noncontrolling interest	27,863	30,049
TOTAL SHAREHOLDERS' EQUITY	797,960	559,832
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,652,248	$ 1,165,291

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUE
Minimum rent	$ 34,891	$ 23,394	$ 124,169	$ 87,921
Percentage rent	9	223	209	592
Recovery income from tenants	11,861	8,186	40,018	30,721
Other property income	762	372	3,337	1,927
Management and other fee income	493	1,129	2,335	4,064
TOTAL REVENUE	48,016	33,304	170,068	125,225

EXPENSES
Recoverable operating & real estate tax expense	13,007	8,661	43,355	32,146
Other non-recoverable operating expense	871	873	3,006	2,802
Depreciation and amortization	15,883	10,287	56,305	38,673
General and administrative expense	5,776	4,700	22,273	19,446
TOTAL EXPENSES	35,537	24,521	124,939	93,067

INCOME BEFORE OTHER INCOME AND EXPENSES, TAX AND DISCONTINUED OPERATIONS	12,479	8,783	45,129	32,158

OTHER INCOME AND EXPENSES
Other expense, net	(249)	(238)	(965)	(66)
Gain on sale of real estate	378	—	4,279	69
Earnings (loss) from unconsolidated joint ventures	268	1,164	(4,759)	3,248
Interest expense	(7,791)	(6,386)	(29,075)	(25,895)
Amortization of deferred financing fees	(378)	(342)	(1,447)	(1,449)
Provision for impairment	(9,669)	(1,387)	(9,669)	(1,387)
Provision for impairment on equity investments in unconsolidated joint ventures	—	(92)	—	(386)
Deferred gain recognized upon acquisition of real estate	—	—	5,282	845
Loss on extinguishment of debt	(340)	—	(340)	—
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAX	(5,302)	1,502	8,435	7,137
Income tax (provision) benefit	(63)	17	(64)	34
(LOSS) INCOME FROM CONTINUING OPERATIONS	(5,365)	1,519	8,371	7,171

DISCONTINUED OPERATIONS
(Loss) gain on sale of real estate	(74)	—	2,120	336
Gain on extinguishment of debt	—	—	—	307
Provision for impairment	—	(379)	—	(2,915)
Income from discontinued operations	130	519	971	2,193
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	56	140	3,091	(79)

NET (LOSS) INCOME	(5,309)	1,659	11,462	7,092
Net loss (income) attributable to noncontrolling partner interest	169	(79)	(465)	112
NET (LOSS) INCOME ATTRIBUTABLE TO RPT	(5,140)	1,580	10,997	7,204
Preferred share dividends	(1,812)	(1,812)	(7,250)	(7,250)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ (6,952)	$ (232)	$ 3,747	$ (46)

(LOSS) EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$ (0.11)	$ (0.01)	$ 0.01	$ —
Discontinued operations	—	—	0.05	—
	$ (0.11)	$ (0.01)	$ 0.06	$ —
(LOSS) EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$ (0.11)	$ (0.01)	$ 0.01	$ —
Discontinued operations	—	—	0.05	—
	$ (0.11)	$ (0.01)	$ 0.06	$ —
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	64,412	47,873	59,336	44,101
Diluted	64,412	47,873	59,728	44,101

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net (loss) income available to common shareholders	$ (6,952)	$ (232)	$ 3,747	$ (46)
Adjustments:
Rental property depreciation and amortization expense	15,802	10,359	56,316	39,240
Pro-rata share of real estate depreciation from unconsolidated joint ventures	722	1,600	3,689	6,584
Loss (gain) on sale of depreciable real estate	74	—	(2,120)	(336)
Loss on sale of joint venture depreciable real estate (1)	—	—	6,454	75
Provision for impairment on income-producing properties	9,342	379	9,342	2,355
Provision for impairment on joint venture income-producing properties (1)	—	—	—	50
Provision for impairment on equity investments in unconsolidated joint ventures	—	92	—	386
Deferred gain recognized upon acquisition of real estate	—	—	(5,282)	(845)
Noncontrolling interest in Operating Partnership (2)	(169)	79	465	353
Subtotal	$ 18,819	$ 12,277	$ 72,611	$ 47,816

Add preferred share dividends (assumes if converted) (3)	1,812	—	7,250	—
FFO	$ 20,631	$ 12,277	$ 79,861	$ 47,816

Provision for impairment on land available for sale	327	1,387	327	1,387
Loss on extinguishment of debt	340	—	340	—
Gain on extinguishment of joint venture debt, net of RPT expenses	—	(221)	—	(178)
OPERATING FFO	$ 21,298	$ 13,443	$ 80,528	$ 49,025

Weighted average common shares	64,412	47,873	59,336	44,101
Shares issuable upon conversion of Operating Partnership Units (2)	2,253	2,370	2,257	2,509
Dilutive effect of securities	392	391	392	384
Shares issuable upon conversion of preferred shares (3)	6,940	—	6,940	—
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	73,997	50,634	68,925	46,994

FFO, PER DILUTED SHARE	$ 0.28	$ 0.24	$ 1.16	$ 1.02

OPERATING FFO, PER DILUTED SHARE	$ 0.29	$ 0.27	$ 1.17	$ 1.04

Dividend per common share	$ 0.18750	$ 0.16825	$ 0.71150	$ 0.65800
Payout ratio - Operating FFO	64.7%	62.3%	60.8%	63.3%

(1) Amount included in earnings (loss) from unconsolidated joint ventures.
(2) The total noncontrolling interest reflects OP units convertible 1:1 into common shares or the cash value thereof.
(3) Series D convertible preferred shares were dilutive for the three and twelve months ended December 31, 2013 and anti-dilutive for the comparable periods in 2012.

Management considers funds from operations, also known as "FFO", to be an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income available to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains (losses) on sales of depreciable property and impairment provisions on depreciable property and equity investments in depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and adjustments for unconsolidated partnerships and joint ventures. Also, we consider "Operating FFO" a meaningful, additional measure of financial performance because it excludes periodic items such as impairment provisions on land available for sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computation of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.
CONTACT: Company Contact:
         Dawn L. Hendershot, Vice President of Investor Relations
         and Corporate Communications
         31500 Northwestern Highway, Suite 300
         Farmington Hills, MI 48334
         dhendershot@rgpt.com
         (248) 592-6202